Page: 1 of 14 Work Order #: 2023092700625906 - 2 Received Date: 09/27/2023 Amount Received: $110.00 FILED Secretary of State State of Washington Date Filed: 09/27/2023 Effective Date: 09/29/2023 UBI No: 601 585 815

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WASHINGTON
Secretary of State
Corporations & Charities Division

Corporations and Charities Division
Physical/Overnight address:
801 Capitol Way S
Olympia, WA 98501-1226
Mailing address:
PO Box 40234
Olympia, WA 98504-0234
Tel: 360.725.0377
sos.wa.gov/corps

09/27/2023

WAFD, INC.
CORPSERVE, INC.
1001 4TH AVE STE 4400
SEATTLE WA 98154-1192

UBI Number: 601 585 815
Business Name: WAFD, INC.

Greetings CORPSERVE, INC.,

Thank you for your recent submission. This letter is to confirm that the following documents have been received and successfully filed:

RESTATED ARTICLES OF INCORPORATION

You can view and download your filed document(s) for no charge at our website, www.sos.wa.gov/ccfs

To file online, request certified copies and certificates, conduct searches, subscribe to corporation and/or charities and receive filing status updates, please create a user account at www.sos.wa.gov/ccfs If you already have an account created, simply sign in to access these features.

If you have questions, need assistance, or would like to provide feedback, please visit the Corporations Division website at www.sos.wa.gov/corps email corps@sos.wa.gov or call 360-725-0377.

Sincerely,
Washington Secretary of State
Corporations and Charities Division
corps@sos.wa.gov